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                                                                 Exhibit 1

August 26, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We have read the statements made by The RiceX Company in Item 4 of the Company's Form 8-K report dated August 26, 1999, and we agree with the statements therein concerning our Firm.


Very truly yours,

/s/ PricewaterhouseCoopers LLP